UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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    inVentiv Health, Inc.

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EXPLANATORY NOTE

Beginning on June 1, 2010, representatives of inVentiv Health, Inc. (the “Company”) intend to make certain disclosures on the Company’s forums, which may include investor conferences, presentations to analysts and presentations to bankers. Such disclosures may include the information contained below. The Company is furnishing the information below pursuant to Regulation FD.

The information below is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information below, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. By furnishing the information below, the Company makes no admission as to the materiality of any information contained herein or therein.

Company Information

SUMMARY HISTORICAL FINANCIAL DATA ; Non – GAAP Reconciliations

($ in millions)	Fiscal Year Ended December 31,			Three Months Ended(1)		LTM(1)
	2007	2008	2009	3/31/2009	3/31/2010	3/31/2010
Total Revenues:
Clinical	$186.9	$216.9	$209.5	51.2	53.9	$212.3
Communications	289.1	341.9	309.9	70.9	88.1	327.1
Commercial	400.8	435.1	413.3	107.0	96.6	417.0
Patient Outcomes	100.5	125.9	139.2	28.6	30.7	127.3

Total Revenues	$977.3	$1,119.8	$1,072.0	$257.7	$269.4	$1,083.7
% growth	N/C	14.6%	(4.3%)	N/C	4.5%	N/C

Total Net Revenues	$796.7	$951.7	$927.9	$221.0	$229.6	$936.5
% growth	N/C	19.5%	(2.5%)	N/C	3.9%	N/C

Gross Profit:
Clinical	$59.4	$67.4	$55.7	12.6	13.6	$56.7
Communications	113.3	142.7	140.3	32.1	35.8	144.1
Commercial	83.1	87.5	86.5	18.4	21.9	89.9
Patient Outcomes	39.9	49.8	59.8	13.3	13.9	60.3

Total Gross Profit	$295.7	$347.4	$342.3	$76.5	$85.2	$351.0
% of Net Revenues	37.1%	36.5%	36.9%	34.6%	37.1%	37.5%

SG&A:
Clinical	$45.2	$50.6	$45.3	11.1	11.9	$46.1
Communications	71.3	99.2	93.8	22.2	25.2	96.9
Commercial	45.5	43.3	45.3	11.4	11.0	44.9
Patient Outcomes	21.6	26.9	30.8	7.4	7.8	31.1
Other	17.3	21.7	26.6	5.1	7.5	29.0

Total SG&A	$200.9	$241.7	$241.8	$57.2	$63.4	$248.0

Impairment of Goodwill and Other Intangible Assets	—	267.8	—	—	—	—
EBIT	$94.8	$(162.2)	$100.6	$19.3	$21.7	$103.0

Net Interest Expense	17.7	23.5	22.9	5.7	7.5	24.7

Earnings before Taxes	$77.1	$(185.6)	$77.6	$13.6	$14.2	$78.3

Tax Expense / (Benefit)	29.4	(58.2)	29.9	5.8	3.9	28.0
(Income) / Loss from Equity Investments	(0.6)	0.1	0.1	(0.0)	0.1	0.2
Gains on Disposals of Discontinued Operations	(0.3)	(0.7)	—	—	—	—
Net Income / (Loss) Attributable to Noncontrolling Interest	1.1	1.1	0.8	(0.1)	0.2	1.1
Net Income (Loss) Attributable to inVentiv	$47.5	$(128.0)	$46.9	$7.9	$10.1	$49.1

EBITDA Reconciliations:
Plus: Tax Expense / (Benefit)	29.4	(58.2)	29.9	5.8	3.9	28.0
Plus: Net Interest Expense	17.7	23.5	22.9	5.7	7.5	24.7
Plus: Depreciation	18.2	20.9	20.9	5.4	5.7	21.3
Plus: Amortization	10.9	15.1	12.4	3.2	3.2	12.4
EBITDA	$123.7	$(126.8)	$133.0	$27.0	$30.4	$135.4
Less: Gains on Disposals of Discontinued Operations	(0.3)	(0.7)	—	—	—	—
Plus: Impairment of Goodwill and Other Intangible Assets	—	267.8	—	—	—	—
Plus: Receivables Reserve	8.1	—	—	—	—	—
Less: Acquisition-related Incentive	(1.5)	—	—	—	—	—
Plus: Impairment Loss / (Gain) on Marketable Securities	0.8	2.6	(0.4)	—	—	(0.4)
Adjusted EBITDA	$130.9	$143.0	$132.6	$27.9	$30.4	$135.1
% of Net Revenues	16.4%	15.0%	14.3.%	12.6%	13.2%	14.4%
% growth	N/C	9.3%	(7.3%)	N/C	8.6%	N/C

Stock-Based Compensation - Non-Cash	9.7	10.6	8.9	2.6	2.2	8.6
Adjusted EBITDA excl, Stock-Based Compensation	$140.6	$153.6	$141.5	$30.5	$32.5	$143.7
% of Net Revenues	17.6%	16.1%	15.3%	13.8%	14.2%	15.3%
% growth	N/C	9.2%	(7.8%)	N/C	6.6%	N/C

Capital Expenditures (2)	10.4	17.4	25.4	4.7	3.1	23.8
% of Net Revenues	1.3%	1.8%	2.7%	2.1%	1.3%	2.5%

* N/C: Not Calculated

(1)	Includes a reclassification of TTI results from Patient Outcomes to Commercial.
(2)	Disclosed on Statement of Cash Flows as Purchase of Property and Equipment.

PRO FORMA LTM 3/31/2010 ADJUSTED EBITDA RECONCILIATION

The following information reflects certain results of operation of the Company for the twelve month period ending March 31, 2010. The Pro Forma LTM Adjusted EBITDA Reconciliation reflects the Adjusted EBITDA of the Company for such period, further adjusted to reflect certain potential cost savings and other adjustments described below assuming the transactions contemplated by the Agreement and Plan of Merger, dated May 6, 2010, as it may be amended from time to time, providing for the acquisition of the Company by Papillon Holdings, Inc. an entity owned by certain affiliates of Thomas H. Lee Partners, L.P. had been consummated on April 1, 2009. The adjustments are not intended to reflect all of the cost savings that may be realized following consummation of such transactions and the results of operation of the company following such transaction may be more positive or less positive than the results reflected below:

Net Income (Loss) Attributable to inVentiv	$49.1
Plus: Tax Expense	28.0
Plus: Net Interest Expense	24.7
Plus: Depreciation	21.3
Plus: Amortization	12.4

EBITDA	$135.4
Plus: Impairment Gain on Marketable Securities	(0.4)

Adjusted EBITDA	$135.1

Stock-Based Compensation (Non-Cash)	8.6

Adjusted EBITDA excel. Stock-Based Compensation	$143.7
Severance (1)	2.9
Legal Reserve (2)	1.5
Tax Reclassifications(3)	4.2
Estimated Public Company Cost Reductions (4)	0.9
Pro Forma Impact of Acquisitions (5)	2.0
Net Income Attributable to Non-Controlling Interests	1.1

Pro Forma Adjusted EBITDA	$156.3

(1)	Non-recurring employee severance costs.
(2)	Legal reserve related to customer dispute.
(3)	Reclassification of non-cash tax expense from SG&A to tax provisions related to certain pre-acquisition tax contingencies.
(4)	Estimate of public company cost reductions post Transaction.
(5)	Pro forma impact of the Company’s acquisition of Paragon RX in December 2009 and Essential Group in February 2010.

Segment-Adjusted EBITDA(1) ; Non GAAP Reconciliations

The following information reflects a reconciliation of the operating income of the Company on a segment basis for the twelve month period ending March 31, 2010 to Segment-Adjusted EBITDA for such period.

	inVentiv Clinical	inVentiv Commercial	inVentiv Communications	inVentiv Patient Outcomes	Corporate	Total
(in millions)	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*
Operating income	$10.5	$45.1	$47.3	$29.2	($29.0)	$103.0
Add: Depreciation	3.1	13.0	3.9	1.4	0.0	21.3
Add: Amortization	1.1	1.3	6.8	3.2	0.0	12.4
Less: Gain on Marketable Securities	0.0	0.0	0.0	0.0	(0.4)	(0.4)
Less: Income Attributable to Noncontrolling Interest	0.0	0.0	(1.1)	0.0	0.0	(1.1)
Less: Loss from Equity Investments	0.0	0.0	(0.1)	0.0	0.0	(0.1)

Segment-Adjusted EBITDA	$14.7	$59.4	$56.7	$33.8	($29.4)	$135.1
Add: Stock Compensation Expense	1.1	1.7	1.8	0.6	3.4	8.6

Segment-Adjusted EBITDA excluding stock compensation expense	$15.8	$61.1	$58.5	$34.4	($26.0)	$143.7

*	Last Twelve Months ended March 31, 2010

(1) We define “Segment Adjusted EBITDA” as segment operating income after the adjustments shown in the table above. We are not able to reconcile Segment Adjusted EBITDA to net income because we do not record net income by segment. Segment Adjusted EBITDA is not equivalent to “Adjusted EBITDA” as presented in the prior tables because we have not allocated net interest expense and tax expense on a division basis.

Note: This Exhibit contains the non-GAAP financial measures “EBIT,” “EBITDA,” “Adjusted EBITDA” and “Segment Adjusted EBITDA.” These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Management believes that the non-GAAP financial measures included in this exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above. Management uses these non-GAAP financial measures in assessing the performance of our operations on a consistent basis from period to period.

FORWARD-LOOKING STATEMENTS

This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this communication that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals and the failure to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the Nasdaq Global Select Market. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It.

On May 28, 2010, the Company filed a preliminary proxy statement with the SEC concerning the previously announced proposed transaction, which will be subject to review by the SEC. The definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov. The definitive proxy statement and such other documents will also be available for free on the Company’s website at www.inventivhealth.com under Investor Relations or by directing such request to Investor Relations, inVentiv Health at 800-416-0555.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 24, 2010, the Company’s proxy statement for its 2010 annual meeting of stockholders, filed with the SEC on April 23, 2010, and in the definitive proxy statement relating to the proposed transaction when it becomes available.